Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE
CONTACT: Gordon Coburn
Chief Financial Officer & Operating Officer
201-678-2712

Investors: Gordon McCoun/Hannah Sloane
Press: Brian Maddox
Financial Dynamics
212-850-5600
hannah.sloane@fd.com

COGNIZANT REPORTS RECORD SECOND QUARTER 2008 RESULTS

Revenue Up 33% Year-over-year and 6.6% Sequentially

Industry-Leading Sequential Growth Continues

Revises Outlook for Full Year 2008

Teaneck, NJ – July 31, 2008 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of IT and business process outsourcing services, today announced its financial results for the quarter ended June 30, 2008.

Highlights – Second Quarter 2008

•	Quarterly revenue increased to $685.4 million, up 33% from the year-ago quarter.

•	Quarterly diluted EPS on a GAAP basis was $0.35, compared to $0.27 in the year-ago quarter.

•

Quarterly diluted EPS on a non-GAAP basis was $0.39, excluding $0.04 of stock-based compensation and stock-based Indian fringe benefit tax expenses, compared to $0.30, excluding stock-based compensation expense of $0.03, in the year-ago quarter.

Revenue for the quarter increased to $685.4 million, up 6.6% sequentially from $643.1 million in the first quarter of 2008, and up 33% from $516.5 million in the second quarter of 2007. GAAP net income was $103.9 million, or $0.35 per diluted share, compared to $82.3 million, or $0.27 per diluted share, in the second quarter of 2007. GAAP operating margin for the quarter was 17.5%. Excluding stock-based compensation expense of $10.5 million and stock-based Indian fringe benefit tax expense of $5.9 million, non-GAAP operating margin was 19.8%, in line with the Company’s targeted 19 to 20% range. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“Despite continued uncertainty in the marketplace, we exceeded our quarterly revenue guidance and our sequential growth once again outpaced our peer group in the second quarter,” said Francisco D’Souza, President and CEO of Cognizant. “Several of our business segments, including Financial Services, performed well during the quarter. Furthermore, we generated continued strong performance across Europe and healthy growth from our Business/Knowledge Process Outsourcing and IT Infrastructure Services practices as a result of clients’ focusing on cost efficiencies.”

“Due to the continued deterioration in the macroeconomic environment and sagging consumer and business confidence, we are adopting a more conservative stance for the remainder of the year. However, we remain optimistic about our long-term growth prospects given that our pipeline of large deals remains healthy, our market position remains strong and the trend towards increasing offshore spending continues, driven by secular changes in industry dynamics, pressures to find cost efficiencies or, in some cases, both.”

2008 Outlook – Third Quarter & Full Year

Based on current visibility, the Company is now providing the following guidance:

•	Third quarter 2008 revenue anticipated to be at least $723 million.

•

Third quarter 2008 diluted EPS expected to be $0.37 on a GAAP basis, and $0.41 on a non-GAAP basis, which excludes $0.04 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense.

•	Fiscal 2008 revenue is anticipated to be at least $2.81 billion.

•

Fiscal 2008 diluted EPS expected to be at least $1.44 on a GAAP basis, and $1.61 on a non-GAAP basis, which excludes $0.17 of estimated stock-based compensation and stock-based Indian fringe benefit tax expense.

“Although we are disappointed with the necessity of reducing our outlook for the second half of the year due to the weakening economy, we are pleased to continue our expectation of industry leading growth and a healthy long-term outlook for the business,” said Gordon Coburn, Chief Financial and Operating Officer. “We continue to invest across the markets we serve, deepening our consulting and domain capabilities and expanding our services offerings in areas such as Business/Knowledge Process Outsourcing and IT Infrastructure Services in order to extend our leading competitive position. At the same time, we are focused on managing our expenses and increasing utilization in order to optimize our operating performance while we invest for the long term success of the business.”

Conference Call

Cognizant management will host a conference call today, July 31, 2008, at 5:00 p.m. (Eastern) to discuss operating performance for the quarter. To participate in the conference call, domestic callers can dial (800) 374-0467 and international callers can dial (706) 679-3288 and enter the Conference ID number: #56611874. The conference call will also be available live via the Internet by accessing the Cognizant web site at www.cognizant.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers and entering “56611874” from two hours after the end of the call until 11:59 p.m. (Eastern) on Thursday, August 7, 2008. The replay will also be available at Cognizant’s web site www.cognizant.com for thirty days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting and business process outsourcing services. Cognizant’s single-minded passion is to dedicate our global technology and innovation know-how, our industry expertise and worldwide resources to working together with clients to make their businesses stronger. With more than 40 global delivery centers and over 59,000 employees as of June 30, 2008, we combine a unique onsite/offshore delivery model infused by a distinct culture of customer satisfaction. A member of the NASDAQ-100 Index and S&P 500 Index, Cognizant is a Forbes Global 2000 company and a member of the Fortune 1000 and is ranked among the top information technology companies in BusinessWeek’s Info Tech 100, Hot Growth and Top 50 Performers listings. Visit us online at www.cognizant.com.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP income from operations, non-GAAP operating margin and non-GAAP diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and reconciliations of Cognizant’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

We seek to manage the company to targeted operating margin, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, of 19% to 20% of revenues. Accordingly, we believe that non-GAAP operating margin and non-GAAP diluted earnings per share, excluding stock-based compensation costs and stock-based Indian fringe benefit tax expense, are meaningful measures for investors to evaluate our financial performance. For our internal management reporting and budgeting purposes, we use financial statements that do not include stock-based compensation expense and stock-based Indian fringe benefit tax expense for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to that of our competitors. Moreover, because of varying available valuation methodologies and the variety of award types that companies can use under FAS 123R, we believe that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make additional comparisons between our operating results to those of other companies. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP operating margin and non-GAAP diluted earnings per share versus operating margin and diluted earnings per share calculated in accordance with GAAP is that non-GAAP operating margin and non-GAAP diluted earnings per share exclude costs, namely, stock-based compensation and stock-based Indian fringe benefit tax expense, that are recurring. Stock-based compensation and the related stock-based Indian fringe benefit tax expense will continue to be for the foreseeable future a significant recurring expense in our business. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$685,427	$516,514	$1,328,533	$976,784

Operating Expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	380,867	292,326	747,132	547,235
Selling, general and administrative expenses	167,105	120,464	315,958	229,963
Depreciation and amortization expense	17,777	13,053	34,070	25,313

Income from operations	119,678	90,671	231,373	174,273

Other income (expense), net:
Interest income	4,864	6,450	11,084	13,121
Other income / (expense), net	(485)	529	3,469	512

Total other income / (expense), net	4,379	6,979	14,553	13,633

Income before provision for income taxes	124,057	97,650	245,926	187,906

Provision for income taxes	20,201	15,373	40,197	30,183

Net income	$103,856	$82,277	$205,729	$157,723

Basic earnings per share	$0.36	$0.29	$0.71	$0.55

Diluted earnings per share	$0.35	$0.27	$0.69	$0.52

Weighted average number of common shares outstanding	289,709	288,105	288,940	286,954

Weighted average number of common and dilutive shares outstanding	299,332	304,097	299,192	303,806

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	June 30,	December 31,
	2008	2007
Assets
Current Assets		`
Cash and cash equivalents	$521,193	$339,845
Short-term investments	29,979	330,580
Trade accounts receivable, net of allowances of $10,299 and $6,339, respectively	525,398	382,960
Unbilled accounts receivable	57,734	53,496
Deferred income tax assets	65,363	75,470
Other current assets	68,953	59,828

Total Current Assets	1,268,620	1,242,179
Property and equipment, net	409,810	356,047
Long-term investments	162,117	—
Goodwill	157,737	148,789
Other Intangible assets, net	47,165	45,565
Deferred income tax assets, net	28,118	11,949
Other assets	36,214	33,777

Total Assets	$2,109,781	$1,838,306

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$50,809	$36,176
Deferred revenue	24,249	29,020
Accrued expenses and other liabilities	253,389	275,488

Total Current Liabilities	328,447	340,684
Deferred income tax liabilities, net	10,453	15,145
Other noncurrent liabilities	16,507	14,267

Total Liabilities	355,407	370,096

Stockholders’ Equity	1,754,374	1,468,210

Total Liabilities and Stockholders’ Equity	$2,109,781	$1,838,306

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

(In thousands, except per share data)

	Three Months Ended June 30,				Three Months Ended June 30,
	2008 GAAP	2008 Adjustments		2008 Non-GAAP	2007 GAAP	2007 Adjustments		2007 Non-GAAP
Income from operations	$119,678	$16,379	(a)	$136,057	$90,671	$9,512	(c)	$100,183

Operating margin	17.5%	2.3%	(a)	19.8%	17.6%	1.8%	(c)	19.4%

Diluted earnings per share	$0.35	$0.04	(e)	$0.39	$0.27	$0.03	(f)	$0.30

	Six Months Ended June 30,				Six Months Ended June 30,
	2008 GAAP	2008 Adjustments		2008 Non-GAAP	2007 GAAP	2007 Adjustments		2007 Non-GAAP
Income from operations	$231,373	$30,280	(b)	$261,653	$174,273	$16,950	(d)	$191,223

Operating margin	17.4%	2.3%	(b)	19.7%	17.8%	1.8%	(d)	19.6%

Diluted earnings per share	$0.69	$0.08	(e)	$0.77	$0.52	$0.04	(f)	$0.56

Notes:

(a)	Adjustment to exclude stock-based compensation of $10,464 and stock-based Indian fringe benefit tax expense of $5,915 from income from operations of which $6,817 was reported in cost of revenues and $9,562 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Adjustment to exclude stock-based compensation of $23,448 and stock-based Indian fringe benefit tax expense of $6,832 from income from operations of which $12,763 was reported in cost of revenues and $17,517 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(c)	Adjustment to exclude stock-based compensation of $9,512 from income from operations of which $4,828 was reported in cost of revenues and $4,684 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(d)	Adjustment to exclude stock-based compensation of $16,950 from income from operations of which $8,096 was reported in cost of revenues and $8,854 was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(e)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit and stock-based Indian fringe benefit tax expense. The stock-based Indian fringe benefit tax expense is a nondeductible expense since the cost is recovered from employees.

(f)	Adjustment to exclude the per share effect of stock-based compensation expense net of the related tax benefit.